Exhibit 10.1

SPECTRUM MANAGER LEASE

between

AWS LICENSE NEWCO, LLC

and

AWS NETWORK NEWCO, LLC

Dated as of November 15, 2004

SPECTRUM MANAGER LEASE

THIS SPECTRUM MANAGER LEASE (this “Lease”), dated as of November 15, 2004 (the “Execution Date”), is executed by and between AWS License Newco, LLC, a Delaware limited liability company (“Licensee”), and AWS Network Newco, LLC, a Delaware limited liability company (“Lessee”) (collectively the “Parties”, or each, individually, a “Party”).

WHEREAS, Licensee holds each of the Federal Communications Commission (“FCC”) authorizations listed on Schedule 1 hereto (the “Licenses”);

WHEREAS, parent companies of Licensee and Lessee are among the parties to that certain Exchange Agreement, dated as of September 21, 2004, by and among Triton PCS Holdings, Inc. (“Triton”), the Triton Contributing Entities, AT&T Wireless Services, Inc. (“AWS”), the AWS Contributing Entities and Cingular Wireless LLC (“Cingular”) (the “Exchange Agreement”), under which, among other things, all of the membership interests in Licensee will be sold to a Triton affiliate (the “Member Interest Purchase”), subject to regulatory approvals and other conditions (capitalized terms used herein which are not otherwise defined shall have the meanings assigned to them in the Exchange Agreement);

WHEREAS, the Parties desire to enable Lessee to obtain the use of the spectrum associated with the Licenses (the “Leased Spectrum”) prior to the consummation of the Member Interest Purchase;

WHEREAS, the Parties desire to enter into a spectrum manager leasing arrangement (within the meaning of 47 C.F.R. § 1.9020) concerning the Leased Spectrum, on the terms and subject to the conditions hereof, in order to memorialize their respective rights and responsibilities hereunder in accordance with the Communications Act of 1934, as amended, and the rules, regulations and policies of the FCC (collectively, the “Communications Laws”).

NOW, THEREFORE, the Parties hereby agree as follows:

Section 1. Lease Arrangement.

(a) Spectrum Usage Rights. Subject to the terms and conditions set forth in this Lease, Licensee hereby grants Lessee exclusive rights to use the Leased Spectrum throughout the Term (as hereafter defined) (the “Spectrum Usage Rights”).

(b) Permitted Use; Regulatory Classification. Lessee shall operate the System (as hereafter defined) and be regulated as a Commercial Mobile Radio Service (“CMRS”) carrier. Lessee may use the Leased Spectrum to offer any CMRS services (e.g., fixed or mobile) it determines, so long as such use or services are not currently or hereafter prohibited under the terms and conditions of the Licenses or the Communications Laws.

(c) Scope of Spectrum Usage Rights. Subject to the review, supervision and ultimate control of Licensee with respect to matters reasonably affecting Licensee’s ability to meet its obligations as an FCC licensee applicable to the Licenses as set forth in Section 3 hereafter, any use restrictions applicable to the Licenses, and the terms and conditions of this Lease, the Spectrum Usage Rights granted hereunder convey to Lessee the exclusive right to construct, operate and maintain facilities operating over the Leased Spectrum (the “System”).

(d) Exclusivity. Throughout and until the expiration or earlier termination of the Term, except as otherwise expressly provided in this Lease, Lessee shall have the exclusive right to use the Leased Spectrum and exercise the Spectrum Usage Rights granted herein. Licensee shall not enter into any other agreement (including any agreement for the lease, partition, disaggregation, underlay use, time sharing or similar document) during the Term with any person or entity other than Lessee with respect to the Leased Spectrum without the prior written consent of Lessee.

(e) Security Interest. Lessee shall only have the right to pledge, mortgage, hypothecate or otherwise grant a security interest or create a lien in its Spectrum Usage Rights to one or more financial institutions pursuant to a credit arrangement for money borrowed (not related solely or primarily to the Spectrum Usage Rights) and, in such case, only in accordance with applicable law.

Section 2. Obligations of Lessee.

(a) General Obligations. Subject to the review, supervision and ultimate control of Licensee over matters reasonably affecting the Licenses and Licensee’s ability to meet its FCC obligations as set forth in Section 3, Lessee shall be obligated:

(i) to promptly provide to Licensee such information (A) in a timely manner with regard to any service disruption relating to use of the Leased Spectrum, and (B) as Licensee reasonably requests and requires (I) regarding any construction or alteration of facilities proposed by Lessee and (II) any deactivation of facilities;

(ii) to timely cooperate with and aid Licensee with whatever actions Licensee is required to take, if any, in order to obtain the approvals or consents of any governmental authority to this Lease;

(iii) to use commercially reasonable efforts to operate the System on the Leased Spectrum consistent with and as may be required by the Communications Laws or the laws of any other governmental body, this Lease, and the terms and conditions of the Licenses (including eligibility, basic and character qualifications requirements, foreign ownership and use restrictions, and regulations intended to prevent harmful interference to any other licensed spectrum user);

(iv) to satisfy the eligibility, qualification and all other requirements imposed on spectrum lessees under spectrum manager leasing arrangements of 47 C.F.R. § 1.9020, including, but not limited to, the general eligibility rules set forth in 47 C.F.R. § 1.9020(d)(2);

(v) to comply with any and all applicable requirements of the Licenses or arising under the Communications Laws, including, but not limited to those relating to: interference and radio frequency (“RF”) safety rules for human exposure; the Communications Assistance for Law Enforcement Act (“CALEA”), 47 U.S.C. §§ 229,

1001 et seq., 47 C.F.R. Part 64, Subparts V and W; Equal Employment Opportunity (“EEO”), 47 C.F.R. §§ 1.815, 22.321; Telecommunications Relay Service (“TRS”), 47 U.S.C. § 225, 47 C.F.R. Part 64, Subpart F; North American Numbering Plan (“NANP”), 47 U.S.C. § 251(e), 47 C.F.R. Part 52; universal service funds, 47 U.S.C. § 254, 47 C.F.R. §§ 54.706, 54.709; and number portability, 47 U.S.C. § 251(b)(2), 47 C.F.R. Part 52, Subpart C;

(vi) to take whatever actions are reasonably necessary to resolve any interference-related matters arising from operation of the System it may construct and operate on the Leased Spectrum, including but not limited to any conflicts between Lessee and any other licensed spectrum user; and

(vii) to comply with any and all obligations that apply to Lessee directly as a result of its own status as a service provider.

(b) Equipment.

(i) Lessee shall have the right to purchase or lease, install and maintain at its own expense all equipment, including but not limited to towers, transmission lines, antennas, microwave facilities, transmitters and related equipment, that is necessary for its operations utilizing the Leased Spectrum. Except as specifically set forth in this Lease, Licensee shall have no right to install, use, access, perform maintenance or operate any equipment that Lessee purchases, installs or acquires to facilitate Lessee’s use of the Leased Spectrum, which rights shall remain at all times vested with Lessee.

(ii) Upon any termination of this Lease, Lessee shall promptly terminate its use of the Leased Spectrum.

(c) FCC Compliance. Lessee acknowledges and agrees that, as required by applicable Communications Laws, Licensee shall be primarily responsible for ensuring that (i) the Licenses and (ii) the Leased Spectrum (including but not limited to Lessee’s operations in connection therewith and performance hereunder) are utilized in compliance with the Communications Laws, including, but not limited to, responsibility for all interactions with the FCC related to the Licenses and the Leased Spectrum. Lessee agrees that Lessee shall be independently responsible for full compliance with the Communications Laws, including those Communications Laws applicable to the Leased Spectrum or Lessee as a result of Lessee’s status as a service provider in connection with its obligations under this Lease, and any other applicable laws. Lessee acknowledges that it shall remain independently responsible to Licensee and the FCC for complying with the foregoing, and agrees that it shall not construct or operate any facility utilizing the Leased Spectrum in a manner inconsistent with, contrary to, or in violation of, these requirements. Lessee hereby represents and warrants that it is familiar with the Communications Laws and further covenants and agrees that it shall operate on and utilize the Leased Spectrum at all times in material compliance with the Communications Laws, FCC requirements associated with the Licenses, and all other applicable laws. If Lessee’s operation on or utilization of the Leased Spectrum would reasonably be expected to result in the revocation or termination or the adverse modification of the Licenses, such operation or utilization shall by definition constitute material non-compliance with the Communications Laws and a material breach of Lessee’s obligations hereunder.

(d) Notification of Violation or Material Changes; Cooperation. Lessee shall promptly notify Licensee of the occurrence of any (i) violations, or inquiries or allegations of violations, which relate to Lessee’s operation of the System or use of the Leased Spectrum, (ii) inquiries or regulatory proceedings initiated with respect to the Lease, or (iii) inquiries or regulatory proceedings regarding Lessee’s qualifications to hold FCC licenses in general or be a spectrum lessee of which Lessee becomes aware. Lessee shall also promptly inform Licensee about any other communications with the FCC or other governmental authority concerning Lessee’s use of the Leased Spectrum and Licensee’s obligations as a spectrum lessor under the Communications Laws. In the event the FCC or other governmental authority initiates an investigation or inquiry concerning Lessee in connection with this Lease or any of Lessee’s actions or operations hereunder, Lessee agrees to promptly notify Licensee and to cooperate with Licensee, the FCC, or such other governmental authority.

Section 3. Rights and Obligations of Licensee.

(a) Oversight of Lessee’s Operations on the Leased Spectrum. Throughout the Term, Licensee shall have the right to take such actions as are reasonably necessary to ensure that Lessee’s operation of the System complies with the Communications Laws, this Lease, and the terms and conditions of the Licenses (including conformance with applicable license eligibility, basic qualifications, character qualifications and technical requirements, and use and foreign ownership restrictions). Lessee hereby acknowledges Licensee’s right to take such actions as are reasonably necessary to meet this obligation, and that Licensee may:

(i) periodically (and at Licensee’s sole cost) monitor and oversee Lessee’s use of the Spectrum Usage Rights to ensure Lessee operates the System in conformance with technical and use rules applicable to the Licenses;

(ii) take actions that are reasonably necessary to ensure that Lessee’s operation of the System complies with the Communications Laws and regulations intended to prevent harmful interference to any other licensed spectrum user;

(iii) require that Lessee implement, at Lessee’s cost, any modification or coordination that is reasonably necessary to avoid or otherwise resolve harmful interference or any interference-related matters arising from operation of the System, including any conflicts between Lessee and any other licensed spectrum user, which actions may include but are not limited to suspending or terminating the operations of the System until any interference-related matter can be remedied;

(iv) make determinations as to whether particular circumstances give rise to the requirement of filing an application or notification in accordance with Section 6 of this Lease, and if so, with Lessee’s cooperation, make such filing or notification;

(v) take whatever actions are reasonably necessary to ensure that all facilities comprising the System comply with all applicable RF safety rules for human exposure promulgated by the FCC or any other governmental authority; and

(vi) communicate with the FCC on matters related to the Licenses.

(b) Maintenance of Licenses. Licensee shall take such commercially reasonable actions as are necessary and required under the Communication Laws to maintain the Licenses in full force and effect throughout the Term. Licensee will undertake to timely file any application required for the renewal of the License prior to the expiration of the term of the License. Licensee shall maintain the validity and good standing of the License, and shall defend the License from all claims and challenges. Licensee shall notify Lessee promptly upon learning of any claim or challenge to the License. Licensee shall comply with all applicable requirements arising under the Communications Laws, including but not limited to all of the requirements imposed on lessors under spectrum manager leasing arrangements by 47 C.F.R. § 1.9020. For the avoidance of doubt, Licensee shall be obligated to satisfy, at its sole cost and expense, the FCC’s E-911 requirements set forth in 47 C.F.R. § 20.18 throughout the Term.

(c) FCC Interactions. Throughout the Term, Licensee shall be the party primarily responsible for dealing with the FCC on all matters directly relating to the Licenses and the Spectrum Usage Rights granted under this Lease, provided, however, that nothing contained herein shall restrict Lessee from interfacing with the FCC (i) on policy matters solely relating to Lessee’s use of the Leased Spectrum or on matters imposed under the Communications Laws on Lessee as a result of its provision of common carrier services to its customers on the System, or (ii) on inquiries specifically directed to Lessee (as opposed to Licensee) by the FCC. Licensee shall give Lessee reasonable prior notice of any meetings between FCC representatives and Licensee representatives which involve or relate to Lessee’s use of the Leased Spectrum. Upon reasonable advance request, Lessee shall have the right to, and at the request of Licensee, Lessee shall, attend any such meetings with the FCC which involve or relate to Lessee’s use of the Leased Spectrum. Licensee shall permit Lessee to participate in any such meetings with the FCC to the extent permitted by the FCC and the Communications Laws.

(d) Notification of Violations or Material Changes; Cooperation. Licensee shall promptly notify Lessee of the occurrence of any event or the initiation of any litigation, investigation, proceeding or inquiry by the FCC or any governmental authority which could reasonably be expected to have a material impact or result in a material change in the ownership or operation of the License or Lessee’s Spectrum Usage Rights under this Lease. In the event that the FCC or any other governmental authority initiates an investigation or inquiry concerning Licensee or Lessee in connection with this Lease or any of the performances rendered hereunder, Licensee agrees to cooperate with Lessee, the FCC or other governmental authority.

Section 4. Control of Licenses and Leased Spectrum.

Notwithstanding any other provision of this Lease, during the Term hereof, Licensee shall remain in de jure and de facto control of the Licenses and of the Leased Spectrum under the Communications Laws. This Lease (i) does not and shall not vest in Lessee, or constitute, create or have the effect of constituting or creating, de facto or de jure control, direct or indirect, over Licensee or the Licenses, which ownership or control remains exclusively and at all times in Licensee and (ii) does not and shall not constitute the transfer, assignment or disposition in any manner, voluntary or involuntary, directly or indirectly, of the Licenses or the transfer of control of Licensee within the meaning of Section 310(d) of the Communications Laws for spectrum leasing purposes. During the Term, Lessee shall not take any action inconsistent with or contrary to Licensee’s de jure and de facto control, as those terms are construed by the FCC, over the Licenses and the Leased Spectrum, respectively. During the Term, Lessee shall not hold itself out to the public as the holder of the Licenses.

Section 5. Coordination; Oversight/Right of Access; Lease Extension.

(a) Coordination. To enable Licensee to assure that Lessee’s activities on the Leased Spectrum and the operation of the System comply with the Communications Laws, Lessee and Licensee shall meet periodically at Licensee’s request to discuss matters reasonably relating to Lessee’s construction and operation of the System to the extent such knowledge of such matters is required by Licensee to ensure compliance with the Communications Laws. Upon Licensee’s request, and subject to Licensee’s prior execution of such confidentiality agreements as Lessee may reasonably request, Lessee shall provide Licensee with reasonable access to Lessee’s books and records with respect to its operation of the System, showing (i) all technical and operational information related to the use of the Leased Spectrum by the System and (ii) any and all other records necessary, convenient or incidental to construction, maintenance or operation of the System, provided, however, that Lessee shall not be required to provide trade secrets or other competitive, proprietary or non-public information if such information is not reasonably necessary for Licensee to meet its oversight responsibilities under the Communications Laws.

(b) Oversight/Right of Access. Licensee shall have a right, upon at least twenty-four (24) hours advance notice, to inspect during normal business hours any facility comprising the System that utilizes the Leased Spectrum and to take any action it deems reasonably necessary to fulfill its obligations under this Lease or the Communications Laws. Lessee shall have the right to require that an escort selected by Lessee accompany Licensee to any on-site visit to Lessee’s facilities. Notwithstanding the foregoing, Licensee may access any System facility upon such shorter advance notice as is possible under the circumstances in the event the System’s operation causes objectionable interference to another spectrum user, and, at the FCC’s request, the FCC shall have access to any System facility at any time and from time to time in accordance with the FCC’s access policies.

(c) Lease Extension. In the event that this Lease has not earlier terminated in accordance with the provisions of Section 7 below prior to the 270th day of the Term, Licensee and Lessee agree to extend this Lease by jointly executing a lease amendment which is substantially in the form attached hereto as Exhibit 1. Such amendment shall be executed by the Parties in sufficient time to allow the Parties to prepare and file the spectrum manager lease notifications required by 47 C.F.R. § 1.9020(e)(1)(ii) at least 21 days before this Lease is due to expire.

Section 6. Notifications; Applications.

(a) Lease Arrangement Notification. Licensee shall prepare and file with the FCC all forms and related exhibits, certifications and other documents necessary to satisfy the FCC’s requirements for “spectrum manager” lease notifications, as set forth in 47 C.F.R. § 1.9020(e) (“FCC Lease Arrangement Notification”) in accordance with the provisions of the Exchange Agreement. Each Party covenants and agrees that it shall fully cooperate with the other, and do all things reasonably necessary to timely submit the FCC Lease Arrangement Notification to the FCC and shall promptly file or provide the other Party with all other information which is required to be provided to the FCC in furtherance of the transactions contemplated hereby. In the event that a lease extension is executed in accordance with Section 5(c), Licensee shall prepare and file with the FCC an FCC Lease Arrangement Notification at least twenty-one (21) days prior to the expiration of the Renewal Term of this Lease.

(b) New Sites or Modified Sites. To the extent that any construction of, or modification to, any part of the System by Lessee requires the Licensee to make a prior filing with or notification to, or to obtain the approval of, the FCC, another governmental authority or a non-governmental third party (including without limitation any state historic preservation officer), then Lessee shall not undertake any such construction or modification until, following reasonable consultation with Lessee, Licensee has determined whether an application (a “Facility Filing”) for any of the following is required: (i) frequency coordination; (ii) submission of an Environmental Assessment under 47 C.F.R. § 1.1307; (iii) international or Interdepartment Radio Advisory Committee (“IRAC”) coordination; (iv) radio quiet zone reporting; (v) notification to the Federal Aviation Administration; (vi) construction or alteration of a microwave facility under 47 C.F.R. Part 101; or (v) any waivers of the Communications Laws. If a Facility Filing is necessary before construction of or modification to any part of the System, Lessee shall timely prepare and provide to Licensee all necessary application forms, exhibits, filing fees and other materials necessary for Licensee to make such submission in its own name. Licensee shall make such filings promptly and in any event not more than five (5) business days following Licensee’s receipt from Lessee of such materials or such earlier day as required under applicable law. No construction or modification to the System shall occur unless any Facility Filings required to have been made prior to such construction have been made and, if required, approved by such governmental authority.

(c) Compliance Applications. Licensee shall be solely responsible for filing any on-going compliance reports required by the FCC or any other governmental authority as a result of its ownership of the Licenses and Lessee’s use of the Leased Spectrum. If Lessee should believe that a compliance filing is required, Lessee shall notify Licensee, and Licensee shall thereafter take all actions required to timely file any report required to be filed by FCC rules, with any reasonable cooperation from Lessee to Licensee as is reasonably necessary.

Section 7. Term; Termination; Renewal; Extension.

(a) The rights and obligations created under this Lease shall become effective on the date (the “Effective Lease Date”) which is the later of (1) ten (10) days following the filing of the FCC Lease Arrangement Notification, and (2) the date of the First Closing (as defined in the Exchange Agreement). The rights and obligations created under this Lease shall continue for an initial term of 180 days (the “Initial Term”), unless otherwise terminated in accordance with this Lease. The term of this Lease shall be automatically extended for an additional 180-day period (the “Renewal Term”) if the Member Interest Purchase has not been consummated by the end of the Initial Term. The Initial Term and Renewal Term, if any, shall constitute the “Term” of this Lease.

(b) Termination. This Lease shall automatically terminate:

(i) upon consummation of the Member Interest Purchase;

(ii) with respect to all or any part of the Leased Spectrum, upon the effective date of any order of the FCC or any other governmental authority revoking, canceling or terminating the License covering that Leased Spectrum, either by reason of the non-renewal at the end of its initial license term or by operation of law, provided, however, that the Parties shall cooperate in an effort to cause the Term to be extended during the pendency of any appeal of any such order, or during the FCC’s consideration of any application for renewal of license;

(iii) upon the effective date of any order of the FCC or any other governmental authority revoking, canceling, or terminating this Lease or either Party’s rights hereunder, provided, however, that the Parties shall cooperate in an effort to cause the Term to be extended during the pendency of any appeal of any such order;

(iv) with respect to all or any part of the Leased Spectrum, if such Leased Spectrum is lawfully reclaimed or taken by the FCC or any other governmental authority; or

(v) upon the termination prior to the First Closing (for any reason) of the Exchange Agreement.

(c) Limited Cross Default. This Lease may be terminated by Licensee in the event the Virginia Lease is terminated pursuant to the provisions thereof for any reason other than a material uncured breach by Licensee (in its role as lessee under such agreement).

(d) Effect of Termination. Termination of this Lease for any reason shall not relieve any Party of any liability which at the time of termination has already accrued to such Party or which thereafter may accrue in respect of any law or omission prior to such termination, including, but not limited to, the indemnification obligations as set forth in Section 11, or the survival of any right, duty or obligation of any Party which is expressly stated elsewhere in this Lease to survive termination hereof; provided, however, if this Lease is terminated in accordance with Section 7(b)(v) above, no party shall be liable to any other party hereto for any damages, costs or expenses related to its default or breach in any of its obligations, representations and warranties or for any other reason under this Lease. Additionally, in the event of a termination of this Lease, for any reason, Lessee agrees to cooperate in good faith with Licensee and to take such actions as are reasonable and necessary to enable Licensee to protect and preserve the Licenses.

(e) Renewal. Licensee shall make a timely application for renewal of any of the Licenses that is due to expire during the Term. Licensee’s application for renewal of any such License shall contain an express notification to the FCC that the Term will extend into the renewal term of the License, it being expressly understood that the Term shall automatically extend during the pendency of the FCC’s consideration of the renewal application.

(f) Extension of Term. If any License is renewed pursuant to the preceding section, the Term shall be automatically extended into the renewal term of the License.

Section 8. Financial Terms of Lease Arrangement.

(a) Lease Arrangement Consideration. The Parties are entering into this Lease, and Licensee is making available the Spectrum Usage Rights hereunder, as part of the set of transactions described in the Exchange Agreement. The consideration for making available the Spectrum Usage Rights hereunder is subsumed in the consideration set forth in those agreements; Lessee therefore shall not be required to make any spectrum lease payments to Licensee hereunder.

(b) Regulatory Fees. Lessee shall be responsible for paying to Licensee (or directly to the FCC if permitted) at least fifteen (15) days before they may be due, all required FCC regulatory fees accruing by reason of Lessee’s operation of the System on the Leased Spectrum, except for any such fees that may be assessed directly on Lessee by reason of its operation of a CMRS System pursuant to 47 C.F.R. § 1.1152, which fees Lessee shall pay directly to the FCC on or before the date such fees are due and payable.

(c) Sales and Use Taxes. Lessee shall be responsible for billing, collecting, reporting, and remitting, when such taxes are due and payable, any and all sales or use taxes directly related to Lessee’s use of the Leased Spectrum and the services provided thereon.

Section 9. Express Covenants and Agreements (FCC).

Notwithstanding anything contained herein to the contrary, the Parties agree that the following FCC rule provisions shall apply:

(i) Lessee must comply at all times with applicable rules set forth in the Communications Laws and any other applicable laws. In addition to Licensee’s right to take certain remedial actions provided by 47 C.F.R. § 1.9010(b) (1) (iii) (or any successor provision), this Lease may be revoked, cancelled, or terminated by Licensee or by the FCC if Lessee fails to comply with the applicable requirements;

(ii) If any of the Licenses is revoked, cancelled, terminated or otherwise ceases to be in effect, Lessee shall have no continuing authority or right to use the Leased Spectrum covered by that license unless otherwise authorized by the FCC;

(iii) This Lease is not an assignment, sale or transfer of the Licenses themselves;

(iv) This Lease shall not be assigned to any entity that is ineligible or unqualified to enter into a spectrum leasing arrangement under the Communications Laws; and

(v) Licensee shall not consent to an assignment of this Lease unless such assignment complies with applicable Communications Laws.

Section 10. Representations, Warranties and Covenants.

EXCEPT AS MAY BE EXPRESSLY PROVIDED IN THE EXCHANGE AGREEMENT, NEITHER PARTY MAKES TO THE OTHER ANY REPRESENTATION OR

WARRANTY, EITHER EXPRESS OR IMPLIED, CONCERNING THE SUBJECT MATTER OF THIS LEASE, INCLUDING, WITHOUT LIMITATION, WARRANTIES REGARDING THE LICENSES.

Section 11. Indemnification; Limitation of Liability.

(a) Indemnification by Lessee. Lessee shall indemnify and hold harmless Licensee and its Affiliates, and their respective successors and assigns, and the shareholders, directors, officers, employees and agents of any and all of the foregoing (the “Licensee Indemnified Persons”), from and against any and all losses incurred or suffered by any Licensee Indemnified Person arising out of, in connection with or relating to (i) any breach of any of the representations or warranties made by Lessee in this Lease, (ii) any failure by Lessee to perform any of its covenants or agreements contained in this Lease, or (iii) any claims by third parties arising out of, in connection with or relating to the use of the Leased Spectrum, the exercise of the Spectrum Usage Rights, or the operation of the System or any part thereof, including any Equipment utilized therein, after the Effective Lease Date, except, with respect to clauses (i), (ii) and (iii), to the extent such breach or failure, as applicable, was caused by a breach of this Lease by Licensee. Licensee acknowledges and agrees that its sole and exclusive remedy with respect to the claims for breach of representations, warranties or agreements contained in this Lease shall be pursuant to the indemnification provisions set forth in this Section 11.

(b) Indemnification by Licensee. Licensee shall indemnify and hold harmless Lessee and its Affiliates, and their respective successors and assigns, and the shareholders, directors, officers, employees and agents of any and all of the foregoing (the “Lessee Indemnified Persons”), from and against any and all losses incurred or suffered by any Lessee Indemnified Person arising out of, in connection with or relating to (i) any breach of any of the representations or warranties made by Licensee in this Lease, or (ii) any failure by Licensee to perform any of its covenants or agreements contained in this Lease, except with respect to clauses (i) and (ii), to the extent such breach or failure, as applicable, was caused by a breach of this Lease by Lessee. Lessee acknowledges and agrees that its sole and exclusive remedy with respect to the claims for breach of representations, warranties or agreements contained in this Lease shall be pursuant to the indemnification provisions set forth in this Section 11.

(c) Limitation of Liability. In no event shall any Party be liable for indirect, special, consequential or punitive damages arising out of a breach of this Lease, even if advised at the time of breach of the possibility of such damages, except for losses arising out of any grossly negligent, willful or fraudulent act or omission, or out of any breach of this Section 11 (Indemnification) or Section 12(m) (Confidentiality).

Section 12. Miscellaneous.

(a) Document Inspection. Each Party shall retain a duly executed copy of this Lease (including any amendments thereto) in its files, and shall provide the FCC or any other governmental body with a photocopy of those portions of the Lease to the extent requested by the FCC or such governmental body.

(b) Entire Agreement. This Lease and the Exchange Agreement collectively represent the entire understanding and agreement of the Parties with respect to the subject matter of this Lease. This Lease supersedes all prior representations, warranties, covenants, understandings, agreements, written or oral, discussions, or negotiations among the parties with respect to the subject matter hereof, including without limitation that certain non-binding letter of intent by and among Triton, AWS and Cingular dated July 7, 2004, and cannot be amended, supplemented or changed, except by an agreement in writing that makes specific reference to this Lease and that is signed by each of the parties hereto. Each Party hereby represents, acknowledges and agrees that it has not relied on any representation, warranty, covenant, understanding, agreement, written or oral, discussion, or negotiation not expressly contained herein in entering into this Lease or the Exchange Agreement. Each Party hereby represents, acknowledges and agrees that this Lease and the Exchange Agreement are independent of, and not in any way conditioned on, connected to, or to be construed with any other agreement or arrangement, written or oral, between the Parties, except as may otherwise be expressly set forth herein or therein.

(c) Construction and Interpretation. No Party will be deemed to be the draftsman hereof. Accordingly, neither this Lease nor any uncertainty or ambiguity herein will be conclusively construed or resolved against any Party hereto, whether under any rule of construction or otherwise. This Lease has been reviewed, negotiated and accepted by all Parties. All references to “Licensee” and “Lessee” in this Lease apply on a market-specific basis to each of the Licensees listed in Schedule 1 hereto. Each of the rights and obligations hereunder in any market covered by a License are independent of those applicable in any other market.

(d) Amendments and Waivers. No alteration, modification or change of this Lease shall be valid except by an agreement in writing executed by the Parties hereto. Except as otherwise expressly set forth herein, no failure or delay by any Party hereto in exercising any right, power or privilege hereunder (and no course of dealing between or among any of the Parties) shall operate as a waiver of any such right, power or privilege. No waiver of any default on any one occasion shall constitute a waiver of any subsequent or other default. No single or partial exercise of any such right, power or privilege shall preclude the further or full exercise thereof.

(e) Assignment/Sublease. Either Party may assign or transfer this Lease, or the rights and obligations hereunder, to an entity that controls, is controlled by or is under common control with the assigning or transferring Party, provided that (a) the assignee or transferee agrees in writing to be bound by all of the terms and conditions of the assigning or transferring Party, and (b) the assigning or transferring Party gives written notice of the assignment or transfer to the other Party to this Lease. Until such time as this Lease is extended pursuant to Section 5(c), neither Party may assign or transfer this Lease, or the rights and obligations hereunder, nor may Lessee sublease, to an unaffiliated third party unless (w) the other Party consents to such assignment in writing, (x) all requisite government approvals to the assignment or transfer (including but not limited to the approval of the FCC if necessary) have been received, and (y) the assignee or transferee agrees in writing to be bound by all of the terms and conditions of the assigning or transferring Party, and (z) the assigning or transferring Party gives written notice of the assignment or transfer to the other Party to this Lease. From and after the date this Lease is extended pursuant to Section 5(c), if applicable, neither Party may assign or transfer this Lease, or the rights and obligations hereunder, nor may Lessee sublease, to an unaffiliated third party unless (w) the other Party consents to such assignment in writing, which consent shall not be unreasonably withheld, (x) all requisite government approvals to the assignment or transfer

(including but not limited to the approval of the FCC if necessary) have been received, and (y) the assignee or transferee agrees in writing to be bound by all of the terms and conditions of the assigning or transferring Party, and (z) the assigning or transferring Party gives written notice of the assignment or transfer to the other Party to this Lease. Subject to the foregoing, this Lease shall be binding upon and shall inure to the benefit of the Parties and their respective successors, transferees and assigns. In the event of a valid assignment or sublease, Licensee and the assignee/sublessee shall timely prepare and file the appropriate FCC application or notification consistent with applicable requirements of the Communications Laws, and any such assignment or sublease shall not become effective until any required FCC consents have been obtained or the applicable waiting periods, if any, have elapsed. Notwithstanding anything to the contrary in this Lease, in no event shall Licensee be deemed to have consented to an assignment or sublease: (i) not in compliance with the Communications Laws and any other applicable laws; (ii) made to a person or entity that is ineligible or unqualified to enter into a spectrum leasing arrangement under the Communications Laws; or (iii) made to a person or entity not in privity with Licensee. Any assignment or sublease shall be null and void if it is in violation of any of the foregoing restrictions.

(f) Governing Law. THIS LEASE SHALL BE GOVERNED, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE (WITHOUT REGARD TO THE CHOICE OF LAW PROVISIONS THEREOF). THE PARTIES HERETO HEREBY IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT LOCATED WITHIN THE STATE OF DELAWARE FOR ANY ACTION OR PROCEEDING IN RESPECT OF ANY CLAIM ARISING OUT OF OR RELATED TO THIS LEASE OR THE TRANSACTIONS CONTEMPLATED HEREBY, AND AGREE THAT SUCH COURTS SHALL BE AN APPROPRIATE FORUM WITH RESPECT TO ANY SUCH ACTION OR PROCEEDING. THE PARTIES HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH DISPUTE BROUGHT IN SUCH COURT OR ANY DEFENSE OF INCONVENIENT FORUM FOR THE MAINTENANCE OF SUCH DISPUTE. EACH OF THE PARTIES HERETO AGREES THAT A JUDGMENT IN ANY SUCH DISPUTE MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

(g) Notices. All notices, demands and requests required or permitted to be given under the provisions of this Lease shall be (i) in writing, (ii) sent by facsimile (with receipt personally confirmed by telephone), delivered by personal delivery, or sent by commercial delivery service or certified mail, return receipt requested, (iii) deemed to have been given on the date telecopied with receipt confirmed, the date of personal delivery, or the date set forth in the records of the delivery service or on the return receipt, and (iv) addressed as follows:

If to Licensee (and to Lessee prior to the First Closing):

AWS License Newco, LLC

c/o Cingular Wireless LLC

5565 Glenridge Connector

Atlanta, GA 30342

Attention: General Counsel

Telecopy: (404) 236-6145

Telephone: (404) 236-6000

with a copy (which shall not alone constitute notice) to:

Cingular Wireless LLC

5565 Glenridge Connector

Atlanta, GA 30342

Attention: Vice President - Treasury

Telecopy: (404) 236-6205

Telephone: (404) 236-6200

with a copy (which shall not alone constitute notice) to:

Cingular Wireless LLC

5565 Glenridge Connector

Atlanta, GA 30342

Attention: Chief Counsel - Mergers & Acquisitions

Telecopy: (404) 236-5578

Telephone: (404) 236-5541

with a copy (which shall not alone constitute notice) to:

Wilkinson Barker Knauer, LLP

2300 N Street, NW, Suite 700

Washington, DC 20037

Attention: Jonathan V. Cohen

Telecopy: (202) 783-5851

Telephone: (202) 783-4141

If to Lessee (from and after the First Closing):

Triton PCS Holdings, Inc.

1100 Cassatt Road

Berwyn, PA 19312

Attention: Legal Department

Telecopy: (610) 722-4288

Telephone: (610) 722-4280

with a copy (which shall not alone constitute notice) to:

Dow, Lohnes & Albertson, PLLC

1200 New Hampshire Avenue, NW

Washington, DC 20036

Attention: Leonard J. Baxt

Telecopy: (202) 776-2222

Telephone: (202) 776-2528

(h) Expenses. Except as otherwise expressly provided in this Lease or any other agreement or instrument between the Parties or their affiliates, each Party shall bear its respective expenses (including, but not limited to, all compensation and expenses of counsel, financial advisors, consultants, actuaries and independent accountants) incurred in connection with the drafting, execution and performance of this Lease. All filing fees required to be paid to the FCC or any other governmental authority in connection with the performance of this Lease shall be borne by Lessee.

(i) Partial Invalidity. If any provision of this Lease or the application thereof to any Person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Lease and the application of such provision to other Persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law. Upon such determination that any term or other provision is invalid or unenforceable, the Parties hereto shall negotiate in good faith to modify this Lease so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the greatest extent possible.

(j) Waiver of Jury Trial. Each Party waives its right to a jury trial in any court action arising between the Parties, whether under or otherwise related to this Lease, and whether made by claim, counterclaim, third-party claim or otherwise.

(k) Counterparts. This Lease may be executed and delivered (including by facsimile transmission) in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(l) Headings. The headings of the articles and sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Lease.

(m) Confidentiality; No Public Announcement. No Party shall, without the approval of the other, make any press release or other public announcement concerning the transactions contemplated by this Lease or disclose the terms and conditions of this Lease to any third party, except as and to the extent that any such Party shall be so obligated by law or regulation, in which case the other Party shall be advised and the Parties shall use their reasonable efforts to cause a mutually agreeable release or announcement to be issued, provided, that the foregoing shall not preclude communications or disclosures necessary to implement or comply with the provisions of this Lease or to comply with accounting or Securities and Exchange Commission disclosure obligations or applicable FCC disclosure obligations.

(n) Force Majeure. Neither Party shall be liable for any delay or failure in performance of any part of this Lease where such failure or delay is caused by force majeure, as defined under the law controlling this Lease, including, without limitation, acts of nature, acts of civil or military authority, government regulations, embargoes, epidemics, terrorist acts, war, riots, insurrections, fires, explosions, earthquakes, nuclear accidents, floods, work stoppages, cable cuts, power blackouts, volcanic action, other major environmental disturbances, or unusually severe weather conditions. In such event, the Party whose performance fails or is delayed shall, upon giving prompt notice to the other Party, be excused from such performance on a day-to-day basis to the extent of such interference (and the other Party shall likewise be excused from performance of its obligations on a day-to-day basis to the extent such Party’s obligations are related to the performance so interfered with). The Party whose performance fails or is delayed shall use its commercially reasonable efforts to avoid or remove the cause of nonperformance and both Parties shall proceed to perform with dispatch once the causes of the failure or the delay are removed or cease. Notwithstanding the preceding paragraph, no delay or other failure to perform shall be excused pursuant to this section by the acts or omissions of a Party’s subcontractors, materialmen, suppliers, or other third persons providing products or services to such Party, unless such acts or omissions are themselves the product of a force majeure condition, and unless such delay or failure and the consequences thereof are beyond the reasonable control and without the fault or negligence of the Party claiming excusable delay or other failure to perform.

(o) Relationship. Nothing in this Lease shall be construed to render Licensee and Lessee partners or joint venturers or to impose upon any of them any liability as such. Additionally, nothing in this Lease shall be construed to render Lessee (including any of its employees or contractors) an agent or employee of Licensee, or render Licensee (including any of its employees or contractors) an agent or employee of Lessee.

[Signature page follows]

IN WITNESS WHEREOF, each of the Parties hereto has duly executed this Spectrum Manager Lease as of the date first written above.

AWS LICENSE NEWCO, LLC

By:	New Cingular Wireless PCS, LLC, Its Member

By	/s/ Sean P. Foley
Name:	Sean P. Foley
Title:	Vice President, Treasurer and
Corporate Development

AWS NETWORK NEWCO, LLC

By:	New Cingular Wireless PCS, LLC, Its Member

By	/s/ Sean P. Foley
Name:	Sean P. Foley
Title:	Vice President, Treasurer and
Corporate Development

SCHEDULE 1

PCS Licenses

Call Sign	License Areas (BTA)	Block/ MHz	Frequencies (MHz)	Grant Date	Expiration Date	Licensee	Lessee
WPOJ825	San Juan, PR (488)	C/15	1895-1902.5/ 1975-1982.5	06/30/1999	06/30/2009	AWS License Newco, LLC	AWS Network Newco, LLC

WPOJ806	Mayaguez, PR (489)	C/15	1895-1902.5/ 1975-1982.5	06/30/1999	06/30/2009	AWS License Newco, LLC	AWS Network Newco, LLC

From WPOK287	US Virgin Islands (491)	A/20	1850-1860/ 1930-1940	04/07/1999	06/23/2005	AWS License Newco, LLC	AWS Network Newco, LLC

From KNLF212	Burlington, NC (062) Charlotte, NC (074) Greensboro, NC (174) Raleigh, NC (368)	A/20	1850-1860/ 1930-1940	06/23/1995	06/23/2005	AWS License Newco, LLC	AWS Network Newco, LLC

KNLF986	San Juan, PR (488)	F/10	1890-1895/ 1970-1975	04/28/1997	04/28/2007	AWS License Newco, LLC	AWS Network Newco, LLC

KNLG202	Mayaguez, PR (489)	F/10	1890-1895/ 1970-1975	04/28/1997	04/28/2007	AWS License Newco, LLC	AWS Network Newco, LLC

KNLF249	US Virgin Islands (491)	A/7.5	1860-1863.75/ 1940-1943.75	06/23/1995	06/23/2005	AWS License Newco, LLC	AWS Network Newco, LLC

Microwave Licenses

Call Sign	Grant Date	Expiration Date	Licensee	Lessee
WPOU284	6/23/1999	6/23/2009	AWS License Newco, LLC	AWS Network Newco, LLC
WPOU285	6/23/1999	6/23/2009	AWS License Newco, LLC	AWS Network Newco, LLC
WPOU287	6/23/1999	6/23/2009	AWS License Newco, LLC	AWS Network Newco, LLC
WPOU288	6/23/1999	6/23/2009	AWS License Newco, LLC	AWS Network Newco, LLC
WPOU291	6/23/1999	6/23/2009	AWS License Newco, LLC	AWS Network Newco, LLC
WPOU292	6/23/1999	6/23/2009	AWS License Newco, LLC	AWS Network Newco, LLC
WPOU293	6/23/1999	6/23/2009	AWS License Newco, LLC	AWS Network Newco, LLC
WPOU294	6/23/1999	6/23/2009	AWS License Newco, LLC	AWS Network Newco, LLC
WPOU296	6/23/1999	6/23/2009	AWS License Newco, LLC	AWS Network Newco, LLC
WPOU297	6/23/1999	6/23/2009	AWS License Newco, LLC	AWS Network Newco, LLC
WPOU300	6/23/1999	6/23/2009	AWS License Newco, LLC	AWS Network Newco, LLC
WPOU301	6/23/1999	6/23/2009	AWS License Newco, LLC	AWS Network Newco, LLC
WPOU302	6/23/1999	6/23/2009	AWS License Newco, LLC	AWS Network Newco, LLC
WPOU303	6/23/1999	6/23/2009	AWS License Newco, LLC	AWS Network Newco, LLC
WPOU304	6/23/1999	6/23/2009	AWS License Newco, LLC	AWS Network Newco, LLC
WPOU305	6/23/1999	6/23/2009	AWS License Newco, LLC	AWS Network Newco, LLC
WPOU306	6/23/1999	6/23/2009	AWS License Newco, LLC	AWS Network Newco, LLC
WPOU307	6/23/1999	6/23/2009	AWS License Newco, LLC	AWS Network Newco, LLC
WPOU311	6/23/1999	6/23/2009	AWS License Newco, LLC	AWS Network Newco, LLC
WPOU312	6/23/1999	6/23/2009	AWS License Newco, LLC	AWS Network Newco, LLC
WPOU313	6/23/1999	6/23/2009	AWS License Newco, LLC	AWS Network Newco, LLC
WPOU314	6/23/1999	6/23/2009	AWS License Newco, LLC	AWS Network Newco, LLC
WPOU315	6/23/1999	6/23/2009	AWS License Newco, LLC	AWS Network Newco, LLC
WPOU316	6/23/1999	6/23/2009	AWS License Newco, LLC	AWS Network Newco, LLC
WPOU317	6/23/1999	6/23/2009	AWS License Newco, LLC	AWS Network Newco, LLC
WPOU318	6/23/1999	6/23/2009	AWS License Newco, LLC	AWS Network Newco, LLC
WPOU320	6/23/1999	6/23/2009	AWS License Newco, LLC	AWS Network Newco, LLC
WPOU321	6/23/1999	6/23/2009	AWS License Newco, LLC	AWS Network Newco, LLC
WPOU323	6/23/1999	6/23/2009	AWS License Newco, LLC	AWS Network Newco, LLC
WPOU325	6/23/1999	6/23/2009	AWS License Newco, LLC	AWS Network Newco, LLC
WPOU326	6/23/1999	6/23/2009	AWS License Newco, LLC	AWS Network Newco, LLC
WPOU327	6/23/1999	6/23/2009	AWS License Newco, LLC	AWS Network Newco, LLC
WPOU328	6/23/1999	6/23/2009	AWS License Newco, LLC	AWS Network Newco, LLC
WPOU331	6/23/1999	6/23/2009	AWS License Newco, LLC	AWS Network Newco, LLC
WPOU332	6/23/1999	6/23/2009	AWS License Newco, LLC	AWS Network Newco, LLC
WPOU333	6/23/1999	6/23/2009	AWS License Newco, LLC	AWS Network Newco, LLC

Call Sign	Grant Date	Expiration Date	Licensee	Lessee
WPOU334	6/23/1999	6/23/2009	AWS License Newco, LLC	AWS Network Newco, LLC
WPOU335	6/23/1999	6/23/2009	AWS License Newco, LLC	AWS Network Newco, LLC
WPOU336	6/23/1999	6/23/2009	AWS License Newco, LLC	AWS Network Newco, LLC
WPOU337	6/23/1999	6/23/2009	AWS License Newco, LLC	AWS Network Newco, LLC
WPOU338	6/23/1999	6/23/2009	AWS License Newco, LLC	AWS Network Newco, LLC
WPOU340	6/23/1999	6/23/2009	AWS License Newco, LLC	AWS Network Newco, LLC
WPOU343	6/23/1999	6/23/2009	AWS License Newco, LLC	AWS Network Newco, LLC
WPOU344	6/23/1999	6/23/2009	AWS License Newco, LLC	AWS Network Newco, LLC
WPOU345	6/23/1999	6/23/2009	AWS License Newco, LLC	AWS Network Newco, LLC
WPOU346	6/23/1999	6/23/2009	AWS License Newco, LLC	AWS Network Newco, LLC
WPOU542	6/23/1999	6/23/2009	AWS License Newco, LLC	AWS Network Newco, LLC
WPOU544	6/23/1999	6/23/2009	AWS License Newco, LLC	AWS Network Newco, LLC
WPQL826	5/30/2000	5/30/2010	AWS License Newco, LLC	AWS Network Newco, LLC
WPQL827	5/30/2000	5/30/2010	AWS License Newco, LLC	AWS Network Newco, LLC
WPQL828	5/30/2000	5/30/2010	AWS License Newco, LLC	AWS Network Newco, LLC
WPQL829	5/14/2003	5/14/2013	AWS License Newco, LLC	AWS Network Newco, LLC
WPQL830	5/30/2000	5/30/2010	AWS License Newco, LLC	AWS Network Newco, LLC
WPQL831	5/30/2000	5/30/2010	AWS License Newco, LLC	AWS Network Newco, LLC
WPQM208	5/30/2000	5/30/2010	AWS License Newco, LLC	AWS Network Newco, LLC
WPQM893	5/30/2000	5/30/2010	AWS License Newco, LLC	AWS Network Newco, LLC
WPQM902	5/30/2000	5/30/2010	AWS License Newco, LLC	AWS Network Newco, LLC
WPQN959	5/30/2000	5/30/2010	AWS License Newco, LLC	AWS Network Newco, LLC
WPQN960	7/10/2000	7/10/2010	AWS License Newco, LLC	AWS Network Newco, LLC
WPQQ676	8/17/2000	8/17/2010	AWS License Newco, LLC	AWS Network Newco, LLC
WPQQ695	8/18/2000	8/18/2010	AWS License Newco, LLC	AWS Network Newco, LLC
WPQT345	10/3/2000	10/3/2010	AWS License Newco, LLC	AWS Network Newco, LLC
WPQT346	10/3/2000	10/3/2010	AWS License Newco, LLC	AWS Network Newco, LLC
WPQT352	10/3/2000	10/3/2010	AWS License Newco, LLC	AWS Network Newco, LLC
WPUU753	5/7/2002	5/7/2012	AWS License Newco, LLC	AWS Network Newco, LLC
WPUU754	5/7/2002	5/7/2012	AWS License Newco, LLC	AWS Network Newco, LLC
WPUU757	5/7/2002	5/7/2012	AWS License Newco, LLC	AWS Network Newco, LLC
WPUU758	5/7/2002	5/7/2012	AWS License Newco, LLC	AWS Network Newco, LLC
WPUU759	5/7/2002	5/7/2012	AWS License Newco, LLC	AWS Network Newco, LLC
WPUU760	5/7/2002	5/7/2012	AWS License Newco, LLC	AWS Network Newco, LLC
WPUU761	5/7/2002	5/7/2012	AWS License Newco, LLC	AWS Network Newco, LLC
WPUV592	5/10/2002	5/10/2012	AWS License Newco, LLC	AWS Network Newco, LLC
WPUV834	5/13/2002	5/13/2012	AWS License Newco, LLC	AWS Network Newco, LLC
WPVB543	6/12/2002	6/12/2012	AWS License Newco, LLC	AWS Network Newco, LLC
WPVS235	8/8/2002	8/8/2012	AWS License Newco, LLC	AWS Network Newco, LLC
WPWU630	1/23/2003	1/23/2013	AWS License Newco, LLC	AWS Network Newco, LLC
WPWU633	1/23/2003	1/23/2013	AWS License Newco, LLC	AWS Network Newco, LLC
WPWU636	1/23/2003	1/23/2013	AWS License Newco, LLC	AWS Network Newco, LLC
WPWU637	7/15/2003	1/23/2013	AWS License Newco, LLC	AWS Network Newco, LLC
WPWU658	1/23/2003	1/23/2013	AWS License Newco, LLC	AWS Network Newco, LLC
WPXD345	3/10/2003	3/10/2013	AWS License Newco, LLC	AWS Network Newco, LLC
WPXD372	3/10/2003	3/10/2013	AWS License Newco, LLC	AWS Network Newco, LLC
WPXD373	3/10/2003	3/10/2013	AWS License Newco, LLC	AWS Network Newco, LLC
WPXD377	3/10/2003	3/10/2013	AWS License Newco, LLC	AWS Network Newco, LLC
WPXD397	3/10/2003	3/10/2013	AWS License Newco, LLC	AWS Network Newco, LLC
WPXD398	3/10/2003	3/10/2013	AWS License Newco, LLC	AWS Network Newco, LLC
WPXD401	3/10/2003	3/10/2013	AWS License Newco, LLC	AWS Network Newco, LLC
WPXD405	3/10/2003	3/10/2013	AWS License Newco, LLC	AWS Network Newco, LLC
WPXD406	3/10/2003	3/10/2013	AWS License Newco, LLC	AWS Network Newco, LLC
WPXD980	3/14/2003	3/14/2013	AWS License Newco, LLC	AWS Network Newco, LLC
WPXD981	3/14/2003	3/14/2013	AWS License Newco, LLC	AWS Network Newco, LLC
WPXD982	3/14/2003	3/14/2013	AWS License Newco, LLC	AWS Network Newco, LLC
WPXE208	3/14/2003	3/14/2013	AWS License Newco, LLC	AWS Network Newco, LLC
WPXG668	4/1/2003	4/1/2013	AWS License Newco, LLC	AWS Network Newco, LLC
WPXH551	4/7/2003	4/7/2013	AWS License Newco, LLC	AWS Network Newco, LLC
WPXP344	5/14/2003	5/14/2013	AWS License Newco, LLC	AWS Network Newco, LLC
WPXP589	5/15/2003	5/15/2013	AWS License Newco, LLC	AWS Network Newco, LLC
WPXP590	5/15/2003	5/15/2013	AWS License Newco, LLC	AWS Network Newco, LLC
WPYT752	10/24/2003	10/24/2013	AWS License Newco, LLC	AWS Network Newco, LLC
WQAG775	5/27/2004	5/27/2014	AWS License Newco, LLC	AWS Network Newco, LLC

EXHIBIT 1

FORM OF AMENDMENT #     TO

SPECTRUM MANAGER LEASE

THIS AMENDMENT #     TO SPECTRUM MANAGER LEASE (“Amendment”), is executed as of              (the “Execution Date”), by and between                      (“Licensee”) and                      (“Lessee”) (collectively the “Parties”, or each, individually, a “Party”). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Lease (as defined below).

WHEREAS, on     , the Parties entered into that certain Spectrum Manager Lease (the “Lease”) pursuant to which Licensee agreed to lease Lessee rights to use the Leased Spectrum under a spectrum manager leasing arrangement within the meaning of 47 C.F.R. § 1.9020;

WHEREAS, pursuant to Section 5(c) of the Lease, the Parties agreed to extend the Lease within the meaning of 47 C.F.R. § 1.9020;

WHEREAS, the Parties desire to execute this Amendment to (i) establish the terms under which the Parties will continue to lease the Leased Spectrum on a long-term basis and (ii) to modify any terms of the Lease which must be amended to extend the Lease in compliance with Communications Laws.

NOW, THEREFORE, in consideration of ten (10) dollars, the foregoing and of the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be bound legally, agree as follows:

1. The Parties hereby modify the terms of the Lease to reflect the following terms. Any provision not addressed herein shall remain unchanged in the Lease and such terms (including governing law, jurisdiction, document inspection, etc.) are incorporated by reference herein.

2. For purposes of this Amendment, the Lease as amended to reflect the changes incorporated by this Amendment shall be referred to as the “Revised Lease.” As to the Lease, the term “Revised Lease” used herein shall be synonymous with the term “Lease” as defined therein.

3. Section 5(c) of the Lease is hereby deleted in its entirety.

4. Section 6(a) of the Lease is deleted in its entirety and the following text is added in its place:

Lease Arrangement Extension Notification. Within fourteen (14) days of execution of this Amendment and at least at least twenty-one (21) days prior to the expiration of the Renewal Term of the Lease, Licensee shall prepare and file with the FCC all forms and related exhibits, certifications and other documents necessary to satisfy the FCC’s requirements for “spectrum manager” lease notifications, as set forth in 47 C.F.R. § 1.9020(g)(2) (“FCC Lease Arrangement Extension Notification”). Each Party covenants and agrees that it shall fully cooperate with the other, and do all things reasonably necessary to timely submit the FCC Lease Arrangement Extension Notification to the FCC

and shall promptly file or provide the other Party with all other information which is required to be provided to the FCC in furtherance of the transactions contemplated hereby.

5. Section 7(a) of the Lease is deleted in its entirety and the following text is added in its place:

The rights and obligations created under the Revised Lease shall become effective on the date which is twenty-one (21) days following the filing of the FCC Lease Arrangement Extension Notification. Unless otherwise earlier terminated in accordance with the terms of the Revised Lease, the term of the Revised Lease shall (as to the Leased Spectrum associated with any License) continue in effect until the expiration date for such License; provided, however, if the License is timely renewed in accordance with applicable FCC requirements and Sections 7(e)-(f) of the Revised Lease, the Revised Lease shall automatically renew with respect to such License for successive lease terms until the ninety-ninth (99) anniversary of the Effective Lease Date (the “Term”).

6. Counterparts. This Amendment may be executed and delivered (including by facsimile transmission) in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature page follows]

IN WITNESS WHEREOF, each of the Parties hereto has duly executed this Amendment as of the date first written above.

[Lessor]

By
Name:
Title:

[Lessee]

By
Name: